Calculation of Filing Fee Tables
S-8
Ameresco, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	457(o)	225,000	$ 27.51	$ 6,189,750.00	0.0001476	$ 913.61
Total Offering Amounts:						$ 6,189,750.00		$ 913.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 913.61
Offering Note
[1]	(1) This Registration Statement covers Class A Common Shares (Shares), par value $0.0001 per share, of Ameresco, Inc. issuable under the Ameresco, Inc. 2017 Employee Purchase Plan, as amended (the Plan) and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the Securities Act), together with an indeterminate number of Shares that may be necessary to adjust the number of Shares issuable pursuant to the Plan as a result of stock splits, dividends or similar adjustments of the outstanding Shares of Ameresco. (2) The Offering Price per Unit is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Shares of the Registrant as reported on the New York Stock Exchange on August 2, 2024.